Exhibit 21.1


NATIONAL SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

The following table shows certain information with respect to our active subsidiaries as of May 30, 2004, all of which are included in our consolidated financial statements:

                                                        State or Other        Other Country In    Percent of Voting
                                                       Jurisdiction of        Which Subsidiary     Securities Owned
Name                                                    Incorporation          is Registered         by National
--------------------------------------------------- ------------------------ -------------------- --------------------
Algorex Inc.                                              California                                     100%
DigitalQuake, Inc.                                        California                                     100%
InnoComm WIRELESS                                         California                                     100%
Mediamatics, Inc.                                         California                                     100%
National Semiconductor International, Inc.                 Delaware                                      100%
National Semiconductor Netsales, Inc.                      Delaware                                      100%
National Semiconductor (Maine), Inc.                       Delaware                                      100%
ASIC II Limited                                             Hawaii                                       100%
National Semiconductor B.V. Corporation                    Delaware                                      100%
National Semiconductor Estonia ou                          Estonia                                       100%
National Semiconductor Finland Oy                          Finland                                       100%
National Semiconductor France S.A.R.L.                      France                                       100%
National Semiconductor GmbH                                Germany                Belgium                100%
National Semiconductor (I.C.) Ltd.                          Israel                                       100%
National Semiconductor S.r.l.                               Italy                                        100%
National Semiconductor Aktiebolog (A.B.)                    Sweden                                       100%
National Semiconductor Sweden Aktiebolog.                   Sweden                                       100%
National Semiconductor (U.K.) Ltd.                      Great Britain         Denmark/Ireland            100%
                                                                               Finland/Norway
                                                                                   Spain
National Semiconductor (U.K.)
     Pension Trust Company Ltd.                         Great Britain                                    100%
National Semiconductor Benelux B.V.                      Netherlands                                     100%
National Semiconductor B.V.                              Netherlands                                     100%
National Semiconductor International B.V.                Netherlands                                     100%
Natsem India Designs Pvt. Ltd.                              India                                        100%
National Semiconductor (Australia) Pty.Ltd.               Australia                                      100%
National Semiconductor Hong Kong Limited                  Hong Kong                                      100%
National Semiconductor (Far East) Limited                 Hong Kong                Taiwan                100%
National Semiconductor Hong Kong Sales
     Limited                                              Hong Kong                                      100%
National Semiconductor Services Limited                   Hong Kong                                      100%
National Semiconductor Manufacturing
     Hong Kong Limited                                    Hong Kong                                      100%
National Semiconductor International
     Hong Kong Limited                                    Hong Kong                                      100%
National Semiconductor Manufacturing
     China Trust                                          Hong Kong                                      100%
National Semiconductor Japan Ltd.                           Japan                                        100%
N.S. Microelectronics Co., LTD.                             Japan                                        19%
National Semiconductor Korea Limited.                       Korea                                        100%
National Semiconductor SDN. BHD.                           Malaysia                                      100%
National Semiconductor Technology
     SDN.BHD.                                              Malaysia                                      100%

                                                       State or Other          Other Country In    Percent of Voting
                                                      Jurisdiction of          Which Subsidiary     Securities Owned
Name                                                   Incorporation            is Registered         by National
------------------------------------------------ ---------------------------- -------------------- --------------------
National Semiconductor Services
     Malaysia SDN.BHD.                                    Malaysia                                        100%
National Semiconductor Pte. Ltd.                         Singapore                                        100%
National Semiconductor Asia Pacific Pte.
     Ltd.                                                Singapore                                        100%
National Semiconductor Manufacturer
     Singapore Pte.Ltd.                                  Singapore                                        100%
Shanghai National Semiconductor
     Technology Limited                          People's Republic of China                               95%
National Semiconductor Shanghai Ltd.             People's Republic of China                               100%
National Semiconductor (Suzhou) Ltd.             People's Republic of China                               100%
National Semiconductor Canada Inc.                         Canada                                         100%
National Semiconductores do Brasil Ltda.                   Brazil                                         100%
Electronica NSC de Mexico, S.A.                            Mexico                                         100%
National Semiconductor (Barbados) Limited                 Barbados                                        100%
National Semiconductor Investments, Ltd.           British Virgin Islands                                 100%
National Semiconductor Investments II, Ltd.        British Virgin Islands                                 100%
